         Exhibit 99.1

Azenta Reports First Quarter Results for Fiscal 2025, Ended December 31, 2024

BURLINGTON, Mass., February 5, 2025 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the first quarter ended December 31, 2024.

The results of B Medical Systems are treated as discontinued operations and reflected in total diluted EPS, following the Company’s announcement in the fourth fiscal quarter of 2024 of its intention to pursue a sale.

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change
	2024	2024	2023	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$148	$151	$142	(2)%	4%
Organic growth					4%
Sample Management Solutions	$81	$85	$79	(4)%	3%
Multiomics	$66	$66	$63	0%	6%

Diluted EPS Continuing Operations	$(0.21)	$(0.00)	$(0.13)	NM	(63)%
Diluted EPS Total	$(0.29)	$(0.10)	$(0.28)	NM	(5)%

Non-GAAP Diluted EPS Continuing Operations	$0.08	$0.22	$0.08	(64)%	(1)%
Adjusted EBITDA - Continuing Operations	$13	$18	$7	(25)%	89%
Adjusted EBITDA Margin - Continuing Operations	9.0%	11.8%	5.0%

Management Comments

"Our first quarter results represent a strong start to fiscal 2025 as we see positive momentum in the demand for our unique offering of Sample Management Solutions and Multiomics services”, stated John Marotta, President and CEO. "Starting the year like this gives us confidence in the strength of our unique market positioning, value proposition and ability to continue evolving to our customers' needs while delivering profitable growth. We continue to see the benefit of our transformation initiatives and our free cash flow was strong. We are encouraged by the progress we are making.”

First Quarter Fiscal 2025 Results - Continuing Operations

●

Revenue was $148 million, up 4% year over year. Organic revenue, which excludes a nominal impact from foreign exchange, was also up 4% year over year. The year-over-year revenue increase was attributable to higher Multiomics and Sample Management Solutions revenues.

●	Sample Management Solutions revenue was $81 million, up 3% year over year.
o	Organic revenue grew 2%, mainly driven by higher revenues in Sample Repository Solutions and Core Products, particularly in Consumables and Instruments and Clinical and Cryogenic Stores Systems.
●	Multiomics revenue was $66 million, up 6% year over year.
o	Organic revenue also grew 6% year over year, primarily driven by growth in Next Generation Sequencing and Gene Synthesis, partially offset by a year-over-year decline in Sanger Sequencing.

Summary of GAAP Earnings Results - Continuing Operations

●	Operating loss was $11 million. Operating margin was (7.7%), up 380 basis points year over year.
o	Gross margin was 46.6%, up 300 basis points year over year, driven by higher revenue, favorable sales mix, operational efficiencies, lower amortization costs, and certain non-recurring items recorded in the same period last year.
o	Operating expenses were $80 million, up 3% year over year, driven by higher selling, general and administrative expenses, partially offset by lower research and development costs, as well as lower restructuring charges.
●	Other income included $4 million of net interest income versus $10 million in the prior year period.
●

Diluted EPS from continuing operations was ($0.21) compared to ($0.13) in the first quarter of fiscal year 2024. Diluted EPS from discontinued operations was ($0.09). Total diluted EPS was ($0.29), compared to ($0.28) a year ago.

Summary of Non-GAAP Earnings Results - Continuing Operations

●	Adjusted operating loss was $0.2 million. Adjusted operating margin was (0.2%), an improvement of 260 basis points year over year.
o

Adjusted gross margin was 47.6%, up 270 basis points compared to the first quarter of fiscal 2024, primarily driven by higher revenue, favorable sales mix, operating efficiencies and certain non-recurring items recorded in the same period last year.

o

Adjusted operating expense in the quarter was $70 million, up 4% year over year, primarily driven by higher selling, general and administrative expenses, partially offset by lower research and development costs.

●	Adjusted EBITDA was $13 million, and Adjusted EBITDA margin was 9.0%, an improvement of 400 basis points year over year.
●	Non-GAAP Diluted EPS was $0.08, compared to $0.08 one year ago.

Cash and Liquidity as of December 31, 2024

●

The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $530 million, which includes $27 million of cash held in discontinued operations.

●	Operating cash flow was $30 million in the quarter. Capital expenditures were $8 million, and free cash flow (cash flow from operations less capital expenditures) was $22 million.

Guidance for Continuing Operations for Full Year Fiscal 2025

●	The Company is reiterating its revenue guidance for fiscal year 2025:
o	Total organic revenue is expected to grow in the range of 3% to 5% relative to fiscal 2024.
o	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points relative to fiscal 2024.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments  include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures costs, governance-related matters, goodwill and intangible impairments, and other gains and charges that are not representative of the normal operations of the business.

Conference Call and Webcast

Azenta management will webcast its first quarter fiscal 2025 earnings conference call today at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets and statements of operations. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstance on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2024	2023
Revenue
Products	$43,827	$43,707
Services	103,683	98,018
Total revenue	147,510	141,725
Cost of revenue
Products	25,334	26,783
Services	53,505	53,199
Total cost of revenue	78,839	79,982
Gross profit	68,671	61,743
Operating expenses
Research and development	6,380	7,313
Selling, general and administrative	73,213	69,889
Restructuring charges	431	786
Total operating expenses	80,024	77,988
Operating loss	(11,353)	(16,245)
Other income
Interest income, net	4,298	9,955
Other income, net	1,203	518
Loss before income taxes	(5,852)	(5,772)
Income tax expense	3,569	1,420
Loss from continuing operations	(9,421)	(7,192)
Loss from discontinued operations, net of tax	(3,919)	(8,532)
Net loss	$(13,340)	$(15,724)
Basic net loss per share:
Loss from continuing operations	$(0.21)	$(0.13)
Loss from discontinued operations, net of tax	(0.09)	(0.15)
Basic net loss per share	$(0.29)	$(0.28)
Diluted net loss per share:
Loss from continuing operations	$(0.21)	$(0.13)
Loss from discontinued operations, net of tax	(0.09)	(0.15)
Diluted net loss per share	$(0.29)	$(0.28)
Weighted average shares used in computing net loss per share:
Basic	45,626	56,709
Diluted	45,626	56,709

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,
	2024	2024

Assets
Current assets
Cash and cash equivalents	$377,494	$280,030
Short-term marketable securities	85,951	151,162
Accounts receivable, net of allowance for expected credit losses ($5,182 and $5,349, respectively)	155,038	156,273
Inventories	81,006	78,923
Short-term restricted cash	2,080	2,069
Prepaid expenses and other current assets	72,140	75,456
Current assets held for sale	72,573	88,894
Total current assets	846,282	832,807
Property, plant and equipment, net	149,666	155,622
Long-term marketable securities	29,533	49,454
Long-term deferred tax assets	627	837
Operating lease right-of-use assets	60,460	60,406
Goodwill	672,906	691,409
Intangible assets, net	115,822	125,042
Other assets	7,310	10,670
Noncurrent assets held for sale	158,604	173,794
Total assets	$2,041,210	$2,100,041
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$31,740	$33,344
Deferred revenue	41,018	30,493
Accrued warranty and retrofit costs	4,973	5,213
Accrued compensation and benefits	28,405	27,785
Accrued customer deposits	26,833	22,324
Accrued income taxes payable	6,931	9,266
Accrued expenses and other current liabilities	38,965	46,364
Current liabilities held for sale	23,602	30,050
Total current liabilities	202,467	204,839
Long-term tax reserves	408	398
Long-term deferred tax liabilities	18,668	18,084
Long-term operating lease liabilities	54,341	56,683
Other long-term liabilities	8,229	8,874
Noncurrent liabilities held for sale	38,131	42,196
Total liabilities	322,244	331,074

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 59,153,757 shares issued and 45,691,888 shares outstanding at December 31, 2024; 59,031,953 shares issued and 45,570,084 shares outstanding at September 30, 2024	592	590
Additional paid-in capital	511,068	505,958
Accumulated other comprehensive loss	(55,237)	(13,464)
Treasury stock, at cost - 13,461,869 shares at December 31, 2024 and September 30, 2024	(200,956)	(200,956)
Retained earnings	1,463,499	1,476,839
Total stockholders' equity	1,718,966	1,768,967
Total liabilities and stockholders' equity	$2,041,210	$2,100,041

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(13,340)	$(15,724)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,100	21,866
Provision for bad debts and inventory reserve	1,470	(121)
Stock-based compensation	5,112	3,202
Amortization and accretion on marketable securities	(541)	(704)
Deferred income taxes	457	(7,317)
Loss on disposals of property, plant and equipment	(8)	266
Changes in operating assets and liabilities:
Accounts receivable	4,850	2,830
Inventories	(4,646)	4,929
Accounts payable	(2,602)	2,442
Deferred revenue	10,462	(321)
Accrued warranty and retrofit costs	174	(554)
Accrued compensation and tax withholdings	650	(979)
Accrued restructuring costs	(566)	(90)
Other assets and liabilities	11,056	4,031
Net cash provided by operating activities	30,628	13,756
Cash flows from investing activities
Purchases of property, plant and equipment	(8,580)	(11,291)
Purchases of marketable securities	(40,754)	—
Sales and maturities of marketable securities	125,590	110,316
Net cash provided by investing activities	76,256	99,025
Cash flows from financing activities
Payments of finance leases	(215)	(198)
Withholding tax payments on net share settlements on equity awards	—	(2)
Share repurchases	—	(112,953)
Excise tax payment for settled share repurchases	(4,911)	—
Net cash used in financing activities	(5,126)	(113,153)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(8,311)	24,548
Net increase in cash, cash equivalents and restricted cash	93,447	24,176
Cash, cash equivalents and restricted cash, beginning of period	320,990	684,045
Cash, cash equivalents and restricted cash, end of period	$414,437	$708,221
Supplemental disclosures:
Cash (refund) paid for income taxes, net	(6,148)	2,599
Purchases of property, plant and equipment included in accounts payable and accrued expenses	3,249	2,164
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
	December 31,	September 30,
	2024	2024
Cash and cash equivalents of continuing operations	$377,494	$280,030
Cash included in current assets held for sale	26,544	30,899
Short-term restricted cash	2,080	2,069
Long-term restricted cash included in other assets	8,319	7,992
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$414,437	$320,990

Notes on Non-GAAP Financial Measures - Continuing Operations

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2024		September 30, 2024		December 31, 2023
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(9,421)	$(0.21)	$(88)	$(0.00)	$(7,192)	$(0.13)
Adjustments:
Amortization of completed technology	1,500	0.03	2,096	0.04	1,856	0.03
Amortization of other intangible assets	4,573	0.10	4,841	0.09	5,371	0.09
Transformation costs(1)	3,046	0.07	4,572	0.09	41	0.00
Restructuring and restructuring related charges	431	0.01	851	0.02	786	0.01
Merger and acquisition costs and costs related to share repurchase(2)	1,570	0.03	53	0.00	4,321	0.08
Tax adjustments(3)	408	0.01	259	0.00	1,693	0.03
Tax effect of adjustments	1,530	0.03	(2,036)	(0.04)	(2,326)	(0.04)
Non-GAAP adjusted net income from continuing operations	$3,637	$0.08	$10,548	$0.20	$4,550	$0.08
Stock based compensation, pre-tax	4,872	0.11	1,649	0.03	3,001	0.05
Tax rate	15%	—	14%	—	12%	—
Stock-based compensation, net of tax	4,141	0.09	1,418	0.03	2,641	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$7,778	$0.17	$11,966	$0.23	$7,191	$0.14

Shares used in computing non-GAAP diluted net income per share	—	45,626	—	53,175	—	56,709

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

(2)	Includes expenses related to governance-related matters.
(3)

Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2024	2024	2023
GAAP net loss	$(13,340)	$(4,985)	$(15,724)
Less: Loss from discontinued operations	(3,919)	(4,897)	(8,532)
GAAP net loss from continuing operations	(9,421)	(88)	(7,192)
Adjustments:
Interest income, net	(4,298)	(5,532)	(9,955)
Income tax expense	3,569	2,017	1,420
Depreciation	7,474	7,275	7,420
Amortization of completed technology	1,500	2,096	1,856
Amortization of other intangible assets	4,573	4,841	5,371
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$3,397	$10,609	$(1,080)

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2024	2024	2023
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$3,397	$10,609	$(1,080)
Adjustments:
Stock-based compensation	4,872	1,649	3,001
Restructuring charges	431	851	786
Merger and acquisition costs and costs related to share repurchase(1)	1,570	53	4,321
Transformation costs(2)	3,046	4,572	41
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$13,316	$17,734	$7,069

(1)	Includes expenses related to governance-related matters.
(2)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Quarter Ended
Dollars in thousands	December 31, 2024		September 30, 2024		December 31, 2023
GAAP gross profit	$68,671	46.6%	$69,587	46.1%	$61,743	43.6%
Adjustments:
Amortization of completed technology	1,500	1.0%	2,096	1.4%	1,856	1.3%
Transformation costs(1)	52	0.0%	145	0.1%	—	—%
Other adjustment	6	0.0%	—	—%	—	—%
Non-GAAP adjusted gross profit	$70,229	47.6%	$71,828	47.6%	$63,599	44.9%

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	December 31,		September 30,		December 31,		December 31,		September 30,		December 31,
Dollars in thousands	2024		2024		2023		2024		2024		2023
GAAP gross profit	$38,114	46.9%	$39,543	46.6%	$33,272	42.1%	$30,557	46.1%	$30,044	45.5%	$28,471	45.4%
Adjustments:
Amortization of completed technology	639	0.8%	1,056	1.2%	816	1.0%	861	1.3%	1,040	1.6%	1,039	1.7%
Transformation costs(1)	52	0.1%	145	0.2%	—	—%	—	—%	—	—%	—	—%
Other adjustment	5	0.0%	—	—%	—	—%	1	—%	—	—%	—	—%
Non-GAAP adjusted gross profit	$38,810	47.8%	$40,744	48.0%	$34,088	43.1%	$31,419	47.4%	$31,084	47.1%	$29,510	47.1%

	Segment Total
	Quarter Ended
	December 31,		September 30,		December 31,
Dollars in thousands	2024		2024		2023
GAAP gross profit	$68,671	46.6%	$69,587	46.1%	$61,743	43.6%
Adjustments:
Amortization of completed technology	1,500	1.0%	2,096	1.4%	1,855	1.3%
Transformation costs(1)	52	0.0%	145	0.1%	—	—%
Other adjustment	6	0.0%	—	—%	—	—%
Non-GAAP adjusted gross profit	$70,229	47.6%	$71,828	47.6%	$63,598	44.9%

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions			Multiomics
	Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2024	2024	2023	2024	2024	2023
GAAP operating income (loss)	$1,562	$8,865	$(1,483)	$(3,387)	$(1,714)	$(4,302)
Adjustments:
Amortization of completed technology	639	1,056	816	861	1,040	1,039
Amortization of other intangible assets	13	18	51	—	—	—
Transformation costs(1)	103	145	—	—	—	—
Restructuring charges	—	—	—	23	—	—
Rounding adjustment	—	—	—	—	1	—
Non-GAAP adjusted operating income (loss)	$2,317	$10,084	$(616)	$(2,503)	$(673)	$(3,263)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2024	2024	2023	2024	2024	2023	2024	2024	2023
GAAP operating income (loss)	$(1,825)	$7,151	$(5,785)	$(9,528)	$(10,148)	$(10,460)	$(11,353)	$(2,997)	$(16,245)
Adjustments:
Amortization of completed technology	1,500	2,096	1,855	—	—	1	1,500	2,096	1,856
Amortization of other intangible assets	13	18	51	4,560	4,823	5,320	4,573	4,841	5,371
Transformation costs(1)	103	145	—	2,943	4,427	41	3,046	4,572	41
Restructuring charges	23	—	—	408	851	786	431	851	786
Merger and acquisition costs and costs related to share repurchase(2)	—	—	—	1,570	53	4,321	1,570	53	4,321
Other adjustment	—	1	—	9	1	(1)	9	2	(1)
Non-GAAP adjusted operating income (loss)	$(186)	$9,411	$(3,879)	$(38)	$7	$8	$(224)	$9,418	$(3,871)

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$81	$79	3%	$66	$63	6%	$148	$142	4%
Currency exchange rates	0	—	(1)%	0	—	(0)%	0	—	(0)%
Organic revenue	$81	$79	2%	$66	$63	6%	$147	$142	4%